Investor Relations Contact: 415.972.7080 | Media Inquiries Contact: 415.973.5930 | www.pgecorp.com
October 29, 2020

PG&E Corporation Reports Third-Quarter 2020 Financial Results,
and 2020 and 2021 GAAP and Non-GAAP Core Earnings and EPS Guidance

•Recorded GAAP earnings were $0.04 per share for the third quarter of 2020, compared to losses of $3.06 per share for the same period in 2019.
•Non-GAAP core earnings were $0.22 per share for the third quarter of 2020, compared to $1.11 per share for the same period in 2019.
•2020 EPS guidance adjusted for GAAP losses in the range of $1.00 to $1.06 and reaffirmed for non-GAAP core earnings of $1.60 to $1.63 per share.
•2021 EPS guidance adjusted for GAAP earnings in the range of $0.14 to $0.26 and reaffirmed non-GAAP core earnings of $0.95 to $1.05 per share.

SAN FRANCISCO — PG&E Corporation (NYSE: PCG) recorded third-quarter 2020 income available for common shareholders of $83 million, or $0.04 per share, as reported in accordance with generally accepted accounting principles (GAAP). This compares with losses attributable to common shareholders of $1.6 billion, or $3.06 per share, for the third quarter of 2019.

GAAP results include non-core items that management does not consider representative of ongoing earnings, which totaled $378 million after-tax, or $0.18 per share, for the quarter. These results were primarily driven by costs related to PG&E Corporation’s and Pacific Gas and Electric Company’s (Utility) reorganization cases under Chapter 11 of the U.S. Bankruptcy Code (Chapter 11). Other non-core items include the amortization of wildfire insurance fund contributions under Assembly Bill (AB) 1054, investigation remedies and delayed cost recovery, Kincade-fire related costs, and prior period net regulatory recoveries.

PG&E Corporation and Pacific Gas and Electric Company emerged from Chapter 11 on July 1, 2020 after successfully completing the restructuring process and achieving approval for its Plan of Reorganization confirmed by the United States Bankruptcy Court.

“We are focused on building a new PG&E that will deliver on our commitments to operate safely, reduce risk, and put our customers at the center of everything we do,” said Bill Smith, Interim Chief Executive Officer, PG&E Corporation. “Given the many challenges facing California, from wildfires to COVID-19, we know that being a trustworthy partner is more important than ever. We will do that by continuing our important wildfire mitigation work, leveraging innovative technologies to help California meet its clean energy goals, and achieving our performance targets in all areas of our business.”

Wildfire Mitigation Update

To further reduce the potential for wildfires associated with its electrical equipment in high fire-threat areas, PG&E is executing its 2020 Wildfire Mitigation Plan as submitted to the CPUC on February 7, 2020. The company is on track to meet its goals for each of the four categories of the 2020 Plan, which builds on the significant work completed in 2019. Wildfire Mitigation work during 2020 includes:

•System hardening, where we have exceeded our 2020 target, with 257 circuit miles either relocated underground or replaced with stronger poles and covered conductor, making PG&E's system more resilient.
•Enhanced vegetation management work, which is at 90% of our 2020 target. PG&E has reviewed more than 1,624 miles of distribution and lower-voltage transmission lines and taken necessary action to trim or remove hazards and expand rights-of-way.
•Situational awareness work, which is at 65% of our 2020 target, with 309 weather stations and 132 high definition cameras installed, despite some initial supply chain issues due to COVID-19 disruptions.
•Enhanced inspections are at more than 96% of our 2020 target. PG&E continues to inspect all assets in Tier Three miles and a third of the Tier Two miles annually, which gives greater insight into the health of the company's assets and information to act on for equipment requiring maintenance.
•Improved PSPS implementation. For two of the three events for which an analysis is available, PG&E’s data shows that the number of customers affected was reduced by 56% when compared to the same set of conditions in 2019. For all three, service was restored for 94% of customers within 12 hours.

Asset Sale
In addition, PG&E filed an application with the CPUC for approval to sell its San Francisco office complex. This fulfills the first step of its commitment set out in the Plan of Reorganization to sell its San Francisco office complex and to distribute the gain on sale to customers.

Non-GAAP Core Earnings

PG&E Corporation’s non-GAAP core earnings, which exclude non-core items, were $461 million, or $0.22 per share, in the third quarter of 2020, compared with $590 million, or $1.11 per share, during the same period in 2019.

The decrease in quarter-over-quarter non-GAAP core earnings per share was primarily driven by the increase in shares outstanding, unrecoverable interest expense, the timing of 2020 General Rate Case cost recovery, and wildfire mitigation costs above authorized.

PG&E Corporation uses “non-GAAP core earnings,” which is a non-GAAP financial measure, in order to provide a measure that allows investors to compare the underlying financial performance of the business from one period to another, exclusive of non-core items. See the accompanying tables for a reconciliation of non-GAAP core earnings to consolidated earnings (loss) attributable to common shareholders.

2020 Guidance

PG&E Corporation is adjusting 2020 guidance for consolidated GAAP losses in the range of $1.00 to $1.06 per share, which includes non-core items. PG&E is updating 2020 non-core items guidance of approximately $3.3 billion after-tax for bankruptcy and legal costs, the amortization of wildfire insurance fund contributions, Kincade fire-related costs, investigation remedies and delayed cost recovery, partially offset by prior period net regulatory recoveries.

On a non-GAAP basis, the guidance range for projected 2020 core earnings is $1.60 to $1.63 per share. Factors driving non-GAAP core earnings include net below the line and spend above authorized items of $200 million to $225 million after tax and unrecoverable interest expense of $125 million after tax.

Guidance is based on various assumptions and forecasts, including those relating to future authorized revenues, expenses, capital expenditures, rate base, and certain other factors.

2021 Guidance

PG&E Corporation is adjusting 2021 GAAP earnings guidance in the range of $0.14 to $0.26 per share, which includes non-core items. PG&E is adjusting 2021 non-core items guidance to approximately $1.8 billion after-tax for a net securitization inception charge, amortization of wildfire insurance fund contributions, bankruptcy and legal costs, and investigation remedies and delayed cost recovery, partially offset by prior period net regulatory recoveries.

On a non-GAAP basis, the guidance range for projected 2021 core earnings is $0.95 to $1.05 per share, which is unchanged from the range provided in Q2 2020. Factors driving non-GAAP core earnings include net below the line and spend above authorized of up to $100 million after tax and unrecoverable interest expense of $275 million to $325 million after tax.

Guidance is based on various assumptions and forecasts, including those relating to authorized revenues, future expenses, capital expenditures, rate base, equity issuances, the potential Net Operating Loss (NOL) securitization, and certain other factors.

Supplemental Financial Information

In addition to the financial information accompanying this release, presentation slides have been furnished to the Securities and Exchange Commission (SEC) and are available on PG&E Corporation’s website at: http://investor.pgecorp.com/financials/quarterly-earnings-reports/default.aspx.

Earnings Conference Call

PG&E Corporation will also hold a conference call on October 29, 2020, at 11:00 a.m. Eastern Time (8:00 a.m. Pacific Time) to discuss its third quarter 2020 results. The public can access the conference call through a simultaneous webcast. The link is provided below and will also be available from the PG&E Corporation website.

What: Third Quarter 2020 Earnings Call

When: Thursday, October 29, 2020 at 11:00 a.m. Eastern Time

Where: http://investor.pgecorp.com/news-events/events-and-presentations/default.aspx

A replay of the conference call will be archived through November 5, 2020 at http://investor.pgecorp.com/news-events/events-and-presentations/default.aspx.

Alternatively, a toll-free replay of the conference call may be accessed shortly after the live call through November 5, 2020, by dialing (800) 585-8367. International callers may dial (416) 621- 4642. For both domestic and international callers, the confirmation code 2646735 will be required to access the replay.

Public Dissemination of Certain Information

PG&E Corporation and the Utility routinely provide links to the Utility’s principal regulatory proceedings with the CPUC and the Federal Energy Regulatory Commission (FERC) at http://investor.pgecorp.com, under the “Regulatory Filings” tab, so that such filings are available to investors upon filing with the relevant agency. PG&E Corporation and the Utility also routinely post, or provide direct links to, presentations, documents, and other information that may be of interest to investors at http://investor.pgecorp.com, under the “Chapter 11,” “Wildfire Updates” and “News & Events: Events & Presentations” tabs, respectively, in order to publicly disseminate such information. It is possible that any of these filings or information included therein could be deemed to be material information.

About PG&E Corporation

PG&E Corporation (NYSE: PCG) is a holding company headquartered in San Francisco. It is the parent company of Pacific Gas and Electric Company, an energy company that serves 16 million Californians across a 70,000-square-mile service area in Northern and Central California. For more information, visit http://www.pgecorp.com. In this press release, they are together referred to as “PG&E.”

Forward-Looking Statements

This press release contains forward-looking statements that are not historical facts, including statements about the beliefs, expectations, estimates, future plans and strategies of PG&E Corporation and the Utility, as well as forecasts and estimates regarding PG&E Corporation’s earnings guidance for 2020 and 2021 and the 2020 Wildfire Mitigation Plan. These statements are based on current expectations and assumptions, which management believes are reasonable, and on information currently available to management, but are necessarily subject to various risks and uncertainties. In addition to the risk that these assumptions prove to be inaccurate, factors that could cause actual results to differ materially from those contemplated by the forward-looking statements include factors disclosed in PG&E Corporation’s and the Utility’s joint annual report on Form 10-K for the year ended December 31, 2019, their joint quarterly reports on Form 10-Q for the quarters ended March 31, 2020, June 30, 2020, September 30, 2020, and other reports filed with the SEC, which are available on PG&E Corporation’s website at www.pgecorp.com and on the SEC website at www.sec.gov. Additional factors include, but are not limited to, those associated with the Plan of Reorganization of PG&E Corporation and the Utility that became effective on July 1, 2020. PG&E Corporation and the Utility undertake no obligation to publicly update or revise any forward-looking statements, whether due to new information, future events or otherwise, except to the extent required by law.

PG&E CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME

	(Unaudited)
	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions, except per share amounts)	2020	2019	2020	2019
Operating Revenues
Electric	$3,810	$3,554	$10,285	$9,292
Natural gas	1,072	878	3,436	3,094
Total operating revenues	4,882	4,432	13,721	12,386
Operating Expenses
Cost of electricity	1,114	1,070	2,418	2,506
Cost of natural gas	90	68	508	515
Operating and maintenance	2,290	2,206	6,398	6,235
Wildfire-related claims, net of insurance recoveries	25	2,548	195	6,448
Wildfire fund expense	120	—	293	—
Depreciation, amortization, and decommissioning	845	840	2,574	2,433
Total operating expenses	4,484	6,732	12,386	18,137
Operating Income (Loss)	398	(2,300)	1,335	(5,751)
Interest income	5	18	33	62
Interest expense	(391)	(52)	(844)	(215)
Other income, net	102	62	299	199
Reorganization items, net	(137)	(73)	(1,937)	(256)
Loss Before Income Taxes	(23)	(2,345)	(1,114)	(5,961)
Income tax provision (benefit)	(109)	(729)	394	(1,932)
Net Income (Loss)	86	(1,616)	(1,508)	(4,029)
Preferred stock dividend requirement of subsidiary	3	3	10	10
Income (Loss) Attributable to Common Shareholders	$83	$(1,619)	$(1,518)	$(4,039)
Weighted Average Common Shares Outstanding, Basic	1,967	529	1,012	528
Weighted Average Common Shares Outstanding, Diluted	2,140	529	1,012	528
Net Earnings (Loss) Per Common Share, Basic	$0.04	$(3.06)	$(1.50)	$(7.65)
Net Earnings (Loss) Per Common Share, Diluted	$0.04	$(3.06)	$(1.50)	$(7.65)

Reconciliation of PG&E Corporation’s Consolidated Earnings (Loss) Attributable to Common Shareholders in Accordance with Generally Accepted Accounting Principles (“GAAP”) to Non-GAAP Core Earnings
Third Quarter, 2020 vs. 2019
(in millions, except per share amounts)

	Three Months Ended September 30,				Nine Months Ended September 30,
	Earnings		Earnings per Common Share (Diluted)		Earnings		Earnings per Common Share (Diluted)
(in millions, except per share amounts)	2020	2019	2020	2019	2020	2019	2020	2019
PG&E Corporation's Earnings (Loss) on a GAAP basis	$83	$(1,619)	$0.04	$(3.06)	$(1,518)	$(4,039)	$(1.50)	$(7.65)
Non-core items: (1)
Bankruptcy and legal costs (2)	139	55	0.06	0.10	2,592	210	2.56	0.40
Amortization of wildfire fund contribution (3)	86	—	0.04	—	211	—	0.21	—
Investigation remedies and delayed cost recovery (4)	80	—	0.04	—	151	—	0.15	—
2019 Kincade fire-related costs, net of insurance (5)	20	—	0.01	—	168	—	0.17	—
Prior period net regulatory recoveries (6)	53	—	0.02	—	(25)	—	(0.02)	—
2017-2018 Wildfire-related costs (7)	—	1,873	—	3.54	—	4,914	—	9.31
Electric asset inspections (8)	—	88	—	0.17	—	437	—	0.83
2019 GT&S capital disallowance (9)	—	193	—	0.37	—	193	—	0.37
PG&E Corporation’s Non-GAAP Core Earnings (10)	$461	$590	$0.22	$1.11	$1,579	$1,715	$1.56	$3.25

(1) “Non-core items” include items that management does not consider representative of ongoing earnings and affect comparability of financial results between periods, consisting of the items listed in the table above. See Exhibit G: Use of Non-GAAP Financial Measures.

All amounts presented in the table above are tax adjusted at PG&E Corporation’s statutory tax rate of 27.98% for 2019 and 2020, except for certain costs that are not tax deductible, as identified in the following footnotes. Amounts may not sum due to rounding.

(2) PG&E Corporation and the Utility recorded costs of $174 million (before the tax impact of $35 million) and $2.7 billion (before the tax impact of $118 million) during the three and nine months ended September 30, 2020, respectively, associated with bankruptcy and legal costs. This includes $64 million (before the tax impact of $10 million) and $1.6 billion (before the tax impact of $30 million) during the three and nine months ended September 30, 2020, respectively, related to exit financing costs ($26 million and $1.5 billion of exit financing costs during the three and nine months ended September 30, 2020, respectively, are not tax deductible). Also during the nine months ended September 30, 2020, the Utility recorded a $619 million reduction to the deferred tax asset related to the value of PG&E Corporation's common stock transferred to the Fire Victim Trust. PG&E Corporation and the Utility also incurred legal and other costs of $111 million (before the tax impact of $24 million) and $457 million (before the tax impact of $88 million) during the three and nine months ended September 30, 2020, respectively ($23 million and $143 million of legal and other costs during the three and nine months ended September 30, 2020, respectively, are not tax deductible).

(in millions, pre-tax)	Three Months Ended September 30, 2020	Nine Months Ended September 30, 2020
Exit financing	$64	$1,634
Fire Victim Trust tax valuation	—	619
Legal and other costs	111	457
Bankruptcy and legal costs	$174	$2,710

(3) The Utility recorded costs of $120 million (before the tax impact of $34 million) and $293 million (before the tax impact of $82 million) during the three and nine months ended September 30, 2020, respectively, associated with the amortization of wildfire fund contributions related to Assembly Bill ("AB") 1054.

(4) The Utility recorded costs of $104 million (before the tax impact of $24 million) and $200 million (before the tax impact of $49 million) during the three and nine months ended September 30, 2020, respectively, associated with investigation remedies and delayed cost recovery. This includes $88 million (before the tax impact of $23 million) and $149 million (before the tax impact of $39 million) during the three and nine months ended September 30, 2020, respectively, related to the Wildfire Order Instituting Investigation ("OII") settlement, as modified by the Decision Different dated April 20, 2020 ($6 million and $9 million of Wildfire OII system enhancement costs during the three and nine months ended September 30, 2020, respectively, are not tax deductible). The Utility also incurred restoration and rebuild costs of $8 million (before the tax impact of $2 million) and $28 million (before the tax impact of $8 million) during the three and nine months ended September 30, 2020, respectively, associated with the town of Paradise (2018 Camp fire). The Utility also recorded costs of $7 million (before the tax impact of $1 million) and $23 million (before the tax impact of $1 million) during the three and nine months ended September 30, 2020, respectively, for system enhancements related to the Locate and Mark OII ($10 million and $18 million of Locate and Mark OII system enhancement costs during the three and nine months ended September 30, 2020, respectively, are not tax deductible).

(in millions, pre-tax)	Three Months Ended September 30, 2020	Nine Months Ended September 30, 2020
Wildfire OII disallowance and system enhancements	$88	$149
Paradise restoration and rebuild	8	28
Locate and Mark OII system enhancements	7	23
Investigation remedies and delayed cost recovery	$104	$200

(5) The Utility incurred costs, net of probable insurance recoveries, of $27 million (before the tax impact of $8 million) and $234 million (before the tax impact of $66 million) during the three and nine months ended September 30, 2020, respectively, associated with the 2019 Kincade fire. This includes accrued charges of $25 million (before the tax impact of $7 million) and $625 million (before the tax impact of $175 million) during the three and nine months ended September 30, 2020, respectively, for third-party claims. The Utility also incurred costs of $35 million (before the tax impact of $10 million) during the nine months ended September 30, 2020 for clean-up and repair costs. In addition, the Utility incurred legal and other costs of $2 million (before the tax impact of $1 million) and $4 million (before the tax impact of $1 million) during the three and nine months ended September 30, 2020, respectively. These costs were partially offset by $430 million (before the tax impact of $120 million) recorded during the nine months ended September 30, 2020 for probable insurance recoveries.

(in millions, pre-tax)	Three Months Ended September 30, 2020	Nine Months Ended September 30, 2020
Third-party claims	$25	$625
Utility clean-up and repairs	—	35
Legal and other costs	2	4
Insurance recoveries	—	(430)
2019 Kincade fire-related costs, net of insurance	$27	$234

(6) The Utility incurred $73 million (before the tax impact of $20 million) and recorded net revenues of $35 million (before the tax impact of $10 million) during the three and nine months ended September 30, 2020, respectively, associated with prior period net regulatory recoveries. This includes $67 million (before the tax impact of $19 million) during the three and nine months ended September 30, 2020 for the impact of the TO20 settlement on 2019 revenues and the TO18 FERC order on 2017, 2018, and 2019 revenues. Also as a result of the 2011 Gas Transmission and Storage ("GT&S") capital audit, the Utility recorded a revenue reduction of $5 million and total revenues of $103 million (before the tax impact of $29 million) during the three and nine months ended September 30, 2020, respectively, related to the recovery of capital expenditures from 2011 through 2014 above amounts adopted in the 2011 GT&S rate case.

(in millions, pre-tax)	Three Months Ended September 30, 2020	Nine Months Ended September 30, 2020
TO proceedings impact	$67	$67
2011 GT&S capital audit	5	(103)
Prior period net regulatory recoveries	$73	$(35)

(7) The Utility incurred $2.6 billion (before the tax impact of $728 million) and $6.8 billion (before the tax impact of $1.9 billion) during the three and nine months ended September 30, 2019, respectively, associated with costs related to 2017 and 2018 wildfires. This includes accrued charges of $2.5 billion (before the tax impact of $713 million) and $6.4 billion (before the tax impact of $1.8 billion) during the three and nine months ended September 30, 2019, respectively related to an increase in the recorded liability related to third-party claims. The Utility also incurred costs of $15 million (before the tax impact of $4 million) and $265 million (before the tax impact of $74 million) during the three and nine months ended September 30, 2019, respectively, for clean-up and repair costs related to the 2018 Camp fire. In addition, the Utility incurred legal and other costs of $38 million (before the tax impact of $11 million) and $111 million (before the tax impact of $31 million) related to the 2018 Camp fire and 2017 Northern California wildfires.

(in millions, pre-tax)	Three Months Ended September 30, 2019	Nine Months Ended September 30, 2019
Third-party claims	$2,547	$6,447
Utility clean-up and repair	15	265
Legal and other costs	38	111
2017-2018 Wildfire-related costs	$2,601	$6,823

(8) The Utility incurred costs of $121 million (before the tax impact of $33 million) and $606 million (before the tax impact of $170 million) during the three and nine months ended September 30, 2019, respectively, for incremental operating expenses related to enhanced and accelerated inspections of electric transmission and distribution assets, and certain resulting repairs that are not probable of recovery.

(9) The Utility recorded costs of $237 million (before the tax impact of $44 million) during the three and nine months ended September 30, 2019, for pipeline-replacement costs disallowed in the 2019 GT&S rate case as a result of spending above amounts authorized in the 2015-2018 rate case period. Due to flow-through treatment related to deductible repairs, $80 million of the loss does not generate a net tax benefit.

(10) “Non-GAAP core earnings” is a non-GAAP financial measure. See Exhibit G: Use of Non-GAAP Financial Measures.

PG&E Corporation's 2020 and 2021 Earnings Guidance

	2020				2021
EPS Guidance	Low		High		Low		High
Estimated Earnings (Loss) on a GAAP basis		$(1.06)		$(1.00)		$0.14		$0.26
Estimated Non-Core Items: (1)
Bankruptcy and legal costs (2)	~	2.15	~	2.11	~	0.04	~	0.03
Investigation remedies and delayed cost recovery (3)	~	0.18	~	0.18	~	0.06	~	0.06
Amortization of wildfire fund contribution (4)	~	0.23	~	0.23		0.15		0.15
2019 Kincade fire-related costs, net of insurance (5)	~	0.14	~	0.14		—		—
Net securitization inception charge (6)		—		—	~	0.62	~	0.62
Prior period net regulatory recoveries (7)	~	(0.04)	~	(0.04)	~	(0.07)	~	(0.07)
Estimated EPS on a non-GAAP Core Earnings basis		$1.60		$1.63		$0.95		$1.05

All amounts presented in the table above are tax adjusted at PG&E Corporation’s statutory tax rate of 27.98% for 2020 and 2021, except for certain costs that are not tax deductible, as identified in the following footnotes. Amounts may not sum due to rounding.

(1) “Non-core items” include items that management does not consider representative of ongoing earnings and affect comparability of financial results between periods. See Exhibit G: Use of Non-GAAP Financial Measures.

(2) “Bankruptcy and legal costs" consists of exit financing costs including backstop fees and interest on temporary Utility debt, a reduction of the deferred tax asset related to the value of PG&E Corporation's common stock transferred to the Fire Victim Trust, and legal and other costs associated with PG&E Corporation and the Utility's Chapter 11 filing. The Fire Victim Trust is subject to future revaluations. The total offsetting tax impact for the low and high non-core guidance range is $139 million and $130 million, respectively, for 2020 and $38 million and $24 million, respectively, for 2021.

		2020				2021
(in millions, pre-tax)	Low guidance range		High guidance range		Low guidance range		High guidance range
Exit financing	~	$1,670	~	$1,670	~	$60	~	$60
Fire Victim Trust tax valuation	~	620	~	620		—		—
Legal and other costs		550		500	~	75	~	25
Bankruptcy and legal costs	~	$2,840	~	$2,790	~	$135	~	$85

(3) “Investigation remedies and delayed cost recovery" includes costs related to the Wildfire OII Decision Different, Paradise restoration and rebuild, and Locate and Mark OII system enhancements. The total offsetting tax impact for the low and high non-core guidance range is $69 million for 2020 and $24 million for 2021.

		2020				2021
(in millions, pre-tax)	Low guidance range		High guidance range		Low guidance range		High guidance range
Wildfire OII disallowance and system enhancements	~	$230	~	$230	~	$110	~	$110
Paradise restoration and rebuild	~	40	~	40	~	25	~	25
Locate and Mark OII system enhancements	~	30	~	30	~	25	~	25
Investigation remedies and delayed cost recovery	~	$300	~	$300	~	$160	~	$160

(4) "Amortization of wildfire fund contribution” represents the amortization of wildfire fund contributions related to AB 1054. The total offsetting tax impact for the low and high non-core guidance range is $115 million for 2020 and $130 million for 2021.

		2020				2021
(in millions, pre-tax)	Low guidance range		High guidance range		Low guidance range		High guidance range
Amortization of wildfire fund contribution	~	$410	~	$410	~	$465	~	$465

(5) “2019 Kincade fire-related costs, net of insurance" includes estimated third-party claims, Utility clean-up and repair costs, and legal and other costs associated with the 2019 Kincade fire, net of probable insurance recoveries. The total offsetting tax impact for the low and high non-core guidance range is $67 million for 2020.

		2020			2021
(in millions, pre-tax)	Low guidance range		High guidance range		Low guidance range	High guidance range
Third-party claims	~	$630	~	$630	$—	$—
Utility clean-up and repairs	~	35	~	35	—	—
Legal and other costs	~	5	~	5	—	—
Insurance recoveries	~	(430)	~	(430)	—	—
2019 Kincade fire-related costs, net of insurance	~	$240	~	$240	$—	$—

(6) “Net securitization inception charge" represents a charge upon inception of securitization and is the result of an undiscounted regulatory liability associated with the revenue credits funded by the Net Operating Loss (NOL) monetization. This reflects the assumption that the CPUC will authorize the securitization of $7.5 billion of wildfire-related claims by March 31, 2021 that is contemplated to be neutral on average to customers. The total offsetting tax impact for the low and high non-core guidance range is $529 million for 2021.

	2020			2021
(in millions, pre-tax)	Low guidance range	High guidance range	Low guidance range		High guidance range
Net securitization inception charge	$—	$—	~	$1,890	~	$1,890

(7) “Prior period net regulatory recoveries" represents the TO20 settlement impact on 2019 revenues, the TO18 FERC order impact on 2017, 2018, and 2019 revenues, allowance for funds used during construction ("AFUDC") capital structure impact on 2019 revenues, and the recovery of capital expenditures from 2011 through 2014 above amounts adopted in the 2011 GT&S rate case. 2020 guidance reflects the completion of the CPUC GT&S audit, and 2021 guidance is pending CPUC decision. The total offsetting tax impact for the low and high non-core guidance range is $18 million for 2020 and $56 million for 2021.

		2020				2021
(in millions, pre-tax)	Low guidance range		High guidance range		Low guidance range		High guidance range
TO proceedings impact	~	$70	~	$70		$—		$—
2019 AFUDC capital structure impact	~	(35)	~	(35)		—		—
2011 GT&S capital audit	~	(100)	~	(100)	~	(200)	~	(200)
Prior period net regulatory recoveries	~	$(65)	~	$(65)	~	$(200)	~	$(200)

Use of Non-GAAP Financial Measures PG&E Corporation and Pacific Gas and Electric Company

PG&E Corporation discloses historical financial results and provides guidance based on “non-GAAP core earnings” and “non-GAAP core EPS” in order to provide a measure that allows investors to compare the underlying financial performance of the business from one period to another, exclusive of non-core items.

Beginning with the quarter and full year periods ended December 31, 2019, PG&E Corporation and the Utility changed the name of their principal non-GAAP earnings metric from "non-GAAP earnings from operations" to "non-GAAP core earnings" in order to align more closely with the terminology used by their industry peers. Likewise, PG&E Corporation and the Utility will now refer to adjustments as "non-core items" rather than "items impacting comparability."

“Non-GAAP core earnings” is a non-GAAP financial measure and is calculated as income available for common shareholders less non-core items. “Non-core items” include items that management does not consider representative of ongoing earnings and affect comparability of financial results between periods, consisting of the items listed in "Reconciliation of PG&E Corporation’s Consolidated Earnings (Loss) Attributable to Common Shareholders in Accordance with Generally Accepted Accounting Principles (“GAAP”) to Non-GAAP Earnings from Operations." “Non-GAAP core EPS” also referred to as “non-GAAP core earnings per share” is a non-GAAP financial measure and is calculated as non-GAAP core earnings divided by common shares outstanding (diluted). PG&E Corporation uses non-GAAP core earnings and non-GAAP core EPS to understand and compare operating results across reporting periods for various purposes including internal budgeting and forecasting, short- and long-term operating planning, and employee incentive compensation. PG&E Corporation believes that non-GAAP core earnings and non-GAAP core EPS provide additional insight into the underlying trends of the business, allowing for a better comparison against historical results and expectations for future performance.

Non-GAAP core earnings and non-GAAP core EPS are not substitutes or alternatives for GAAP measures such as consolidated income available for common shareholders and may not be comparable to similarly titled measures used by other companies.